UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2014

Smoky Market Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52180	20-4748589
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1511 E. 2nd St.
Webster City, IA	50595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(515) 724-7976

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 1, 2014, Smoky Market Foods, Inc. (the “Company”) entered into a Business Development License Agreement (the “Agreement”) with Mary Ann’s Specialty Foods, Inc. (“Mary Ann’s”). Pursuant to the terms of the Agreement, the Company granted to Mary Ann’s (a) an exclusive right to develop, manufacture, label, package, store, and distribute, under the Company’s trademarks and trade names (the “Marks”), the Company’s meat and fish products, and to process orders and collect sales; and (b) a non-exclusive, non-transferable license to the Marks. Mary Ann’s also agreed to (a) generate sales for the Company’s products, with the billing of such sales to be invoiced and proceeds collected solely by Mary Ann’s; and (b) provide a minimum of $650,000 of financing for inventory and receivables for the Company to be able to grow sales of its products. Mary Ann’s will retain a portion of sales proceeds as compensation for its processing (cost of raw product, materials, labor & profit), financing and brokerage services, and remit the remaining proceeds to the Company, which represent the Company’s margin of gross profit. As additional consideration, the Company agreed to issue to Mary Ann’s and its designees 5,000,000 shares of the Company’s common stock. The Agreement has a one-year term, which will renew automatically each year for an additional period of one year unless either party provides written notice of non-renewal. The Agreement also contains customary confidentiality and indemnification provisions. The above summary is qualified in its entirety by the Agreement, which is attached as Exhibit 10.1 to this Current Report.

Item 3.02.	Unregistered Sales of Equity Securities

As part of the transaction described in Item 1.01 above, on July 1, 2014, the Company issued 5,000,000 shares of the Company’s restricted common stock (the “Securities”) to Mary Ann’s. The Securities were offered in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, based upon the following: (a) Mary Ann’s confirmed to the Company that Mary Ann’s was an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Securities; (b) there was no public offering or general solicitation with respect to the offering; (c) Mary Ann’s was provided with certain disclosure materials and all other information requested with respect to the Company; (d) Mary Ann’s acknowledged that the Securities being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the Securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing the Securities stating that they were restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Business Development and License Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smoky Market Foods, Inc.

Dated: July 18, 2014	By:	/s/ Edward Feintech
Edward Feintech,
Chief Executive Officer

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